Exhibit 10.8
STOCKHOLDERS AGREEMENT
     THIS STOCKHOLDERS AGREEMENT (the “Agreement”) is made as of December 30, 2009, by and among T3 Motion, Inc., a Delaware corporation (the “Company”), Ki Nam, an individual (“Mr. Nam”), and Vision Opportunity Master Fund, Ltd. (“VOMF”) and Vision Capital Advantage Fund, L.P. (“VCAF” and together with VOMF, “Vision”). Each of the Company, Mr. Nam and Vision may herein be referred to as a “Party” and collectively, the “Parties”.
     WHEREAS, the Company issued to Mr. Nam a 10% Convertible Note, dated February 23, 2009 (the “Note”), pursuant to which the outstanding principal and unpaid accrued interest is $976,864.95;
     WHEREAS, Vision and the Company have entered into a Securities Exchange Agreement dated as of December 30, 2009 (the “Exchange Agreement”) and certain related agreements, pursuant to which the Company will issue to Vision shares of its Series A Preferred Stock (“Series A Preferred Stock”) and warrants to purchase shares of the Company’s Common Stock (“Warrants”);
     WHEREAS, the transactions contemplated by the Exchange Agreement and the other transactions related thereto constitute an “Equity Financing Offer” as defined in the Note;
     WHEREAS, in connection with such Equity Financing Offer, Mr. Nam desires to convert the outstanding principal and unpaid accrued interest under the Note into shares of Series A Preferred Stock and Warrants, in accordance with the terms of the Note; and
     WHEREAS, the parties also desire that this Agreement to set forth their agreements and understandings with respect to how shares of the Company’s capital stock held by Ki Nam will be voted;
     WHEREAS, it is a condition to the obligations of Vision under the Exchange Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and be bound by the provisions hereof.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:
SECTION I — DEFINITIONS
     Section 1.1. Terms Not Defined. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Exchange Agreement.
     Section 1.2. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.
     “Board of Directors” means the board of directors of the Company.

     “Shares” means, at any time, shares of (i) Common Stock, (ii) Series A Preferred Stock, and (iii) any other equity securities now or hereafter issued by the Company, together with any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).
     “Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement. “Transferred” means the accomplishment of a Transfer, and “Transferee” means the recipient of a Transfer.
SECTION II — REPRESENTATIONS AND WARRANTIES
     Section 2.1. Representations and Warranties of Each Party. Each Party hereby represents, warrants and covenants to the other Parties as follows:
               (a) such Party has full authority and power under its charter, by-laws, governing partnership agreement or comparable document (if applicable) to enter into this Agreement and perform its obligations hereunder;
               (b) this Agreement constitutes the valid and binding obligation of such Party enforceable against it in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions may be limited by applicable federal or state securities laws; and
               (c) the execution, delivery and performance by such Party of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Party, or require such Party to obtain any approval, consent or waiver of, or to make any filing with, any person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Party is a party or by which the property of such Party is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of such Party.
SECTION III — CONVERSION OF NOTE
     Section 3.1. Conversion of Note. Upon the closing of the transactions contemplated by the Exchange Agreement, the outstanding principal amount and unpaid accrued interest on the Note shall be converted into, and the Company shall issue to Mr. Nam:

          (a) 976,865 shares of Series A Preferred Stock; and
          (b) Warrants to purchase up to 1,953,730 shares of Common Stock at an exercise price of $0.70 per share.
     Section 3.2. Warrants. The Warrants issued to Mr. Nam pursuant to Section 3.1(b) shall be in the same form and have the same terms (other than with respect to the number of Warrant Shares) as the “Series G Common Stock Purchase Warrant” issued to Vision pursuant to the Exchange Agreement.
     Section 3.3. No Further Obligations under Note. Upon the conversion of the Note as set forth in Section 3.1, the Note (and all outstanding amounts due thereunder) shall be deemed satisfied in full, and no party thereto shall have any further rights or obligations thereunder.
SECTION IV — ELECTION OF DIRECTORS
     Section 4.1. Board Composition. Mr. Nam agrees to vote his Shares having voting power (and any other Shares over which he exercises voting control) to the extent necessary, in connection with the election of members of the Board of Directors, to elect and continue in office as Directors: (i) Two (2) persons nominated by Vision if Vision holds 22% or more of the outstanding Common Stock (assuming that all of Vision’s preferred stock has been converted into Common Stock, but not including any of the Warrants) or (ii) one person nominated by Vision if Vision holds 12% or more, but less than 22%, of the outstanding Common Stock (assuming that all of Vision’s preferred stock has been converted into Common Stock, but not including any of the Warrants). Each person or persons nominated by Vision in accordance with the foregoing sentence shall be referred to herein as a “Vision Nominee”. Vision agrees to vote all its Shares in connection with the election of the members of the Board of Directors for the Vision Nominees.
     Section 4.2. Removal; Vacancies. Mr. Nam agrees to vote his Shares having voting power (and any other Shares over which he exercises voting control) to the extent necessary, for the removal of any Vision Nominee as a Director upon the request of Vision, and for the election to the Board of Directors of a substitute designated by Vision in accordance with the provisions hereof. Mr. Nam further agrees to vote his Shares having voting power (and any other Shares over which he exercises voting control) in such manner as shall be necessary or appropriate to ensure that any vacancy on the Board of Directors occurring for any reason involving a Vision Nominee shall be filled only in accordance with the provisions of this Section IV.
     Section 4.3. Assignment. Mr. Nam agrees, as a condition to any Transfer of his Shares other than open market sales, to cause the Transferee to agree to the provisions of this Section IV, whereupon such Transferee shall be subject to the provisions hereof to the same extent as Mr. Nam in connection with its ownership of the Shares so Transferred.
SECTION V — MISCELLANEOUS PROVISIONS
     Section 5.1. Legend on Securities. The Company and Mr. Nam acknowledge and agree that in addition to any other legend on the certificates representing Shares held by Mr. Nam, the following legend shall substantially be typed on each certificate evidencing any of the

Shares held at any time by Mr. Nam; provided, however, that such legend will be removed in order to facilitate a pending open market sale of any of the Shares:
THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A CERTAIN STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 30 2009, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.
     Section 5.2. Amendment and Waiver. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company, Mr. Nam and Vision, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.
     Section 5.3. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Los Angeles time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (Los Angeles time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.
     Section 5.4. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
     Section 5.5. Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
     Section 5.6. Remedies. It is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law) and the Company may refuse to recognize any unauthorized Transferee as one of its stockholders for any purpose, including, without limitation, for purposes of voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement.
     Section 5.7. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
     Section 5.8. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.
     Section 5.9. Law Governing. This Agreement shall be construed and enforced in accordance with and governed by the laws of the state of Delaware (without giving effect to principles of conflicts of law).
     Section 5.10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein, and any successor to the Company by way of merger or otherwise shall specifically agree to be bound by the terms hereof as a condition of such successor. This Agreement may not be assigned by any Party hereto without the prior written consent of the other Parties, which consent shall not be unreasonably withheld.
     Section 5.11. WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

     Section 5.12.

     Section 5.13.

     Section 5.14.
     Section 5.15. Term. This Agreement shall terminate upon the earlier of such time that Vision holds less than 12% of the outstanding Common Stock (assuming that all of Vision’s preferred stock has been converted into Common Stock, but not including any of the Warrants).
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Stockholders Agreement to be duly executed as of the date first set forth above.

T3 Motion Inc.

By:	/s/ Kelly Anderson

Name:	Kelly Anderson

Its:	CFO

	Address:	2990 Airway Ave, Ste A
Costa Mesa, CA 92626
	Fax:	949-269-0155

Vision Opportunity Master Fund, Ltd.

By:	/s/ Adam Benowitz

Name:	Adam Benowitz

Its:	Director

Address:

Fax:

Vision Capital Advantage Fund, L.P.

By:	VCAF GP, LLC

By:	/s/ Adam Benowitz

Adam Benowitz, Authorized Signatory

Address:

Fax:

/s/ Ki Nam

Ki Nam

Address:

Fax: